Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-219274 on Form S-4 of our report dated July 14, 2017, relating to the consolidated balance sheet of Alexander & Baldwin REIT Holdings, Inc. as of July 11, 2017, and to the reference to us under the heading “Experts” in the Proxy Statement/Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Honolulu, Hawaii

September 11, 2017